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                                                                    EXHIBIT 4.11

                              CERTIFICATE OF TRUST
                                       OF
                           MARATHON FINANCING TRUST I

          THIS CERTIFICATE OF TRUST of Marathon Financing Trust I (the "TRUST"), dated as of August 29, 2002, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. CODE Section 3801 ET SEQ.).

          1. NAME. The name of the business trust being formed hereby is "Marathon Financing Trust I."

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), 700 White Clay Center, Route 273, Newark, Delaware 19711.

          3. EFFECTIVE DATE. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

          4. COUNTERPARTS. This Certificate of Trust may be executed in one or more counterparts.

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          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust at the time of filing this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

                                         THE BANK OF NEW YORK (DELAWARE),
                                         not in its individual capacity,
                                         but solely as Delaware Trustee

                                         By: /s/ JAMES LONGSHAW
                                             -----------------------------------
                                             Name: James Longshaw
                                             Title: Senior Vice President


                                         THE BANK OF NEW YORK,
                                         not in its individual capacity,
                                         but solely as Property Trustee

                                         By: /s/ REMO J. REALE
                                             -----------------------------------
                                             Name: Remo J. Reale
                                             Title: Vice President


                                         P.C. REINBOLT,
                                         not in his individual capacity,
                                         but solely as Regular Trustee

                                         /s/ P.C. REINBOLT
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